Power of Attorney

1. Designation of Attorneys-in-Fact. The undersigned, hereby designates Chris K. Visser, an individual with full power of substitution, as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in Item 2 below.

2. Powers of Attorney-in-Fact. Each attorney-in-fact, as fiduciary, shall have the authority to prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a
Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC.

Furthermore, each attorney-in-fact, as fiduciary, shall have the authority to sign all such SEC reports, forms and other filings, specifically including but not limited to Forms 3, 4, 5 and 144, as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the SEC.

3. Effectiveness. This power of attorney shall become effective upon the execution of this document.

4. Duration. This power of attorney shall remain in effect until revoked by me in a writing delivered to Chris K. Visser. This power of attorney shall not be affected by disability of the principal.

5. Revocation. This power of attorney may be revoked in writing at any time by my giving written notice to the attorney-in-fact. If this power of attorney has been recorded, the written notice of revocation shall also be recorded.

	Date:  June 26, 2023

	__Guy Matthew Harkless____
	  Guy Matthew Harkless

STATE OF FLORIDA	)
COUNTY OF Pinellas	)

SIGNED OR ATTESTED before me on 06/26/2023 by Guy Matthew Harkless.

		__Jordan Bradbury________
		Signature of Notary Public

		__Jordan Bradbury_________
(SEAL)	Typed Name of Notary Public
		Residing at: UPS Store #6886
		My commission expires: _04/07/27_